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                                                             Schedule III
                     T. Rowe Price Realty Income Fund III,
               America's Sales-Commission-Free Real Estate Limited
                                    Partnership

               Consolidated Real Estate and Accumulated Depreciation
                                 December 31, 1995
                              (Dollars in thousands)

          Description               Type                  Encumbrances

          Real Estate
          Property Investments

          Scripps Terrace           Business Park             $0
          San Diego, California

          Winnetka                  Industrial                 0
          Crystal, Minnesota

          South Point Plaza         Retail                     0
          Tempe, Arizona

          Tierrasanta               Business Park              0
          San Diego, California

          Wood Dale                 Industrial                 0
          Wood Dale, Illinois

          Clark Avenue              Office                     0
          King of Prussia, PA

          Riverview                 Industrial                 0
          St. Paul, Minnesota

          Westbrook Commons         Retail                     0
          Westchester, Illinois

          Fairchild Corporate
          Center                    Office                     0
          Irvine, California

          River Run                 Retail                     0
          Miramar, Florida

          Portfolio Totals                                    $0                                                              __
















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                             Initial Cost to Partnership     Costs
          Capitalized
                                          Buildings and  Subsequent to
                Description        Land  Improvements      Acquisition

          Real Estate
          Property Investments


          Scripps Terrace          $ 2,500      $ 2,397
          $  (543)
          San Diego, California

          Winnetka                     685        4,662          447
          Crystal, Minnesota

          South Point Plaza          1,275        2,335       (1,397)
          Tempe, Arizona

          Tierrasanta                1,350        2,411         (307)
          San Diego, California

          Wood Dale                  1,073        3,217         (633)
          Wood Dale, Illinois

          Clark Avenue               1,100        2,709          433
          King of Prussia, PA

          Riverview                    633        2,867          684
          St. Paul, Minnesota

          Westbrook Commons          1,700        3,431          528
          Westchester, Illinois

          Fairchild Corporate Center 2,464        2,464         (865)
          Irvine, California

          River Run                  1,850        5,850            0
          Miramar, Florida


          Portfolio Totals         $14,630      $32,343      $(1,653)
                                   =======      =======      ========

















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                                     Gross Amounts at which Carried at
                                                                                  Close of Period


                                             Buildings and
          Description               Land      Improvements
          Total

          Real Estate
          Property Investment

          Scripps Terrace          $ 2,065      $ 2,289       $ 4,354
          San Diego, California

          Winnetka                     685        5,109         5,794
          Crystal, Minnesota

          South Point Plaza            539        1,674         2,213
          Tempe, Arizona

          Tierrasanta                1,157        2,297         3,454
          San Diego, California

          Wood Dale                    819        2,838         3,657
          Wood Dale, Illinois

          Clark Avenue               1,100        3,142         4,242
          King of Prussia, PA

          Riverview                    633        3,551         4,184
          St. Paul, Minnesota

          Westbrook Commons          1,700        3,959         5,659
          Westchester, Illinois

          Fairchild Corporate
          Center                     1,633        2,430         4,063
          Irvine, California

          River Run                  1,850        5,850         7,700
          Miramar, Florida


          Portfolio Totals         $12,181      $33,139       $45,320
                                   _______      _______       _______





















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                               Accumulated       Date of       Date
             Description      Depreciation     Construction  Acquired

          Real Estate Property
          Investments

          Scripps Terrace          $1,030            1985       02/88
          San Diego, California

          Winnetka                  1,643            1982       03/88
             Crystal, Minnesota

          South Point Plaza           841            1987       04/88
             Tempe, Arizona

          Tierrasanta                 859            1984       04/88
             San Diego, California

          Wood Dale                   658            1980       09/88
             Wood Dale,Illinois

          Clark Avenue                733            1980       10/88
             King of Prussia, PA

          Riverview                   870            1972       12/88
             St. Paul, Minnesota

          Westbrook Commons           690            1982       12/90
             Westchester, Illinois

          Fairchild Corporate Center                                      465            1979       05/88
             Irvine, California

          River Run                    42            1988       10/95
             Miramar, Florida

          Portfolio Totals         $7,831                                   ______


























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                                                          Life on
          which
                                                       Depreciation
                                                          in Latest
                                                       Statement of
                                                       Operations is
          Description                                      Computed

          Real Estate Property Investments

          Scripps Terrace                                5 - 40 years
          San Diego, California

          Winnetka                                       5 - 40 years
          Crystal, Minnesota

          South Point Plaza                              5 - 40 years
             Tempe, Arizona

          Tierrasanta                                    5 - 40 years
          San Diego, California

          Wood Dale                                      5 - 40 years
          Wood Dale, Illinois

          Clark Avenue                                   5 - 40 years
          King of Prussia, PA

          Riverview                                      5 - 40 years
          St. Paul, Minnesota

          Westbrook Commons                              5 - 40 years
          Westchester, Illinois

          Fairchild Corporate Center                     5 - 40 years
          Irvine, California

          River Run                                      5 - 40 years
          Miramar, Florida























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          Notes:

          (1) Reconciliation of real estate owned:

                                        1995   1994      1993

              Balance at beginning
                of period              $38,492$42,005    $41,314
              Acquisitions through
                foreclosure             7,700      --         --
              Additions during period   1,176     665        691
              Property dispositions         0  (1,082)        --
              Reductions during period   (472)      --        --
              Provision for value
               impairments             (2,048) (3,096)         0                                       _______ _______         _

              Balance at end of
                period                 $45,320 $38,492   $42,005                                       _______ _______   _______

          (2) Reconciliation of accumulated depreciation:

                                        1995     1994      1993

              Balance at beginning
                of period              $7,037  $5,633     $4,495
              Reductions during
                period                   (472)   (168)         0
              Depreciation expense      1,266   1,572      1,138                                        _____   _____      _____

              Balance at end
                of period              $7,831  $7,037     $5,633                                       ______  ______     ______

              Reductions during 1995 reflect the write-off of tenant improvements and leasing commissions relating to tenants who have vacated the property.

          (3) Aggregate cost of real estate owned at December 31, 1995 for Federal income tax purposes was approximately
              $43,024.

          (4) Because the South Point property was not being actively marketed for sale, the valuation allowance totalling $1,576 at December 31, 1995 was reclassified as a permanent impairment of the property's carrying value. Valuation allowances (recoveries) for this property were ($109) in 1995, ($73) in 1994 and $1,758 in 1993. See note
              7 of Notes to Consolidated Financial Statements.

          (5) During 1994, the Partnership established permanent value impairments for Tierrasanta and Scripps Terrace of $550 and $917, respectively. See note 7 of Notes to Consolidated Financial Statements for further details.













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          (6) In conjunction with the Partnership acquiring Fairchild
              Corporate Center in 1994, the Partnership reduced the previously recorded valuation allowance for the property, formerly known as Brinderson Plaza, by $9 and the remaining allowance of $1,629 (including $210 in 1993) was reclassified as a reduction in the carrying value of the property. See note 5 of Notes to Consolidated Financial Statements.

          (7) During 1994, the Partnership sold the smallest of the three Wood Dale properties, the Benoris Building. See note 4 of Notes to Consolidated Financial Statements.

                        (8) During 1995, the Partnership foreclosed on River Run's participating mortgage loan, assumed ownership of the property and recorded the investment in real estate at $7,700. See note 6 of Notes to Consolidated Financial
              Statements.